SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant's telephone number, including area code 972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events

On October 10, 2012, the Registrant provided supplementary financial information applicable to fiscal years 2010, 2011 and 2012 via the Registrant's website www.Brinker.com as a result of a change in revenue presentation effective for the fiscal first quarter ended September 26, 2012. The Registrant will report revenues in two separate captions on the consolidated statements of income in an effort to provide more clarity around revenue and operating expense trends. One caption will include revenues generated by the operation of company-owned restaurants and the other will primarily include revenues generated by franchise operations. Revenue amounts for fiscal years 2010, 2011 and 2012 have been reclassified in the supplementary financial information to conform to the fiscal 2013 presentation. These reclassifications have no effect on the Registrant's total revenue as previously reported. The Registrant believes this additional historical information is valuable in understanding the revenue trends and will provide greater comparability with the fiscal 2013 financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BRINKER INTERNATIONAL, INC.

Date: October 10, 2012	By:	/s/ Douglas H. Brooks
Douglas H. Brooks, Chairman of the Board
President and Chief Executive Officer

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